Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this amendment to the Registration Statement on Form F-1 (Registration No. 333-259012) of our report dated December 2, 2022, except for Note 10, as to which the date is December 14, 2022, with respect to the consolidated financial statements of ICZOOM Group Inc. as of June 30, 2022 and 2021, and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

December 14, 2022